UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 Wisconsin Avenue Suite 1300 Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2025, at the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Walker & Dunlop, Inc. (the “Company”), the Board increased its size from seven to eight directors and elected Ernest M. Freedman to the Board, effective immediately, to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified. The Board also appointed Mr. Freedman to serve on the Audit and Risk Committee of the Board (the “Audit and Risk Committee”), effective immediately.

Mr. Freedman served as Executive Vice President and Chief Financial Officer for Invitation Homes Inc. (NYSE: INVH) from 2015 to 2023. Mr. Freedman previously served as Executive Vice President and Chief Financial Officer of Apartment Investment and Management Company (“Aimco”) from 2009 to 2015. Mr. Freedman joined Aimco in 2007 as Senior Vice President of Financial Planning and Analysis and also served as Senior Vice President of Finance. From 2004 to 2007, Mr. Freedman served as Chief Financial Officer of HEI Hotels and Resorts. From 2000 to 2004, Mr. Freedman held various roles at GE Real Estate in a number of capacities, including operations controller and finance manager for investments and acquisitions. From 1993 to 2000, Mr. Freedman held various positions with Ernst & Young LLP. Mr. Freedman has also served as an advisor to Roots Management Group, an investment company dedicated to providing affordable housing since 2023. Mr. Freedman is a certified public accountant.

The Board has determined that Mr. Freedman is an independent director under listing standards of the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Guidelines and meets the heightened independence standards for service on the Audit and Risk Committee set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Mr. Freedman qualifies as an “audit committee financial expert” as that term is defined by the applicable Securities and Exchange Commission (“SEC”) regulations and that Mr. Freedman is “financially literate” as that term is defined by the NYSE listing standards.

In connection with his election to the Board, the Company entered into an indemnification agreement with Mr. Freedman providing for the indemnification of and advancement of expenses to the maximum extent permitted by Maryland law for claims, suits or proceedings arising out of a director’s service to the Company.

Mr. Freedman will receive the same fees for his service on the Board and Audit and Risk Committee as the Company’s other independent directors, which fees were disclosed in the Company’s proxy statement for its 2025 Annual Meeting of Stockholders. Mr. Freedman’s annual cash compensation and restricted stock award will be pro-rated from the date of Mr. Freedman’s election to the Board.

Item 7.01. Regulation FD Disclosure.

On September 11, 2025, the Company issued a press release (the “Press Release”) announcing the election of Mr. Freedman to the Board and the Audit and Risk Committee. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in this Item 7.01 and the Press Release shall be considered “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 11, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker & Dunlop, Inc. (Registrant)

Date: September 11, 2025	By:	/s/ Daniel J. Groman
		Name:	Daniel J. Groman
		Title:	Executive Vice President, General Counsel and Secretary